As filed with the Securities and Exchange Commission on June 10, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

I-FLOW CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20202 Windrow Drive Lake Forest, California 92630 (Address of Principal Executive Offices Including Zip Code)	33-0121984 (I.R.S. Employer Identification No.)

I-FLOW CORPORATION AMENDED AND RESTATED
2001 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Copy to:
Donald M. Earhart Chief Executive Officer 20202 Windrow Drive Lake Forest, California 92630	Mark W. Shurtleff, Esq. Gibson, Dunn & Crutcher LLP 4 Park Plaza Irvine, California 92614
(Name and Address of Agent For Service)

(949) 206-2700
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Each		Proposed Maximum	Proposed Maximum
Class of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered	Registered(1)(2)	Per Share(3)	Offering Price(3)	Registration Fee
Common Stock, par value $0.001 per share	3,000,000	$16.78	$50,340,000	$5,925.02

(1)	Pursuant to Rule 416(a), there is also being registered hereunder such additional shares as may be issued pursuant to the anti-dilution provisions of the I-Flow Corporation Amended and Restated 2001 Equity Incentive Plan. Each share of I-Flow Corporation common stock includes a right to purchase one one-hundredth of a share of Series A Junior Participating Cumulative Preferred Stock pursuant to the Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as Rights Agent.

(2)	Represents 3,000,000 additional shares of I-Flow Corporation common stock issuable pursuant to the I-Flow Corporation Amended and Restated 2001 Equity Incentive Plan. In addition to the shares of common stock registered hereby, 1,750,000 shares of I-Flow Corporation common stock issuable under the I-Flow Corporation 2001 Equity Incentive Plan were previously registered under the Registration Statement on Form S-8 (Registration No. 333-116969) filed with the Securities and Exchange Commission on June 29, 2004; 2,250,000 shares of I-Flow Corporation common stock issuable under the I-Flow Corporation 2001 Equity Incentive Plan were previously registered under the Registration Statement on Form S-8 (Registration No. 333-100233) filed with the Securities and Exchange Commission on October 1, 2002; and 750,000 shares of I-Flow Corporation common stock issuable under the I-Flow Corporation 2001 Equity Incentive Plan were previously registered under the Registration Statement on Form S-8 (Registration No. 333-71328) filed with the Securities and Exchange Commission on October 10, 2001.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based on the average of the high and low price of our common stock on the Nasdaq National Market on June 9, 2005.

Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

INTRODUCTION

     This Registration Statement on Form S-8 is filed by I-Flow Corporation, a Delaware corporation (the “Registrant”), to register an additional 3,000,000 shares of the Company’s common stock, par value $0.001 per share, issuable under the I-Flow Corporation Amended and Restated 2001 Equity Incentive Plan and consists of only those items required by General Instruction E to Form S-8.

INCORPORATION OF
PREVIOUSLY FILED REGISTRATION STATEMENTS

     In accordance with General Instruction E to Form S-8, the contents of the Registrant’s Registration Statements on Form S-8 (Registration Nos. 333-116969, 333-71328 and 333-100233) previously filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of I-Flow Corporation (1)

4.2	Bylaws of I-Flow Corporation (2)

4.3	Certificate of Designation Regarding Series A Junior Participating Cumulative Preferred Stock (3)

4.4	Specimen Common Stock Certificate (4)

4.5	Rights Agreement, dated as of March 8, 2002, by and between I-Flow Corporation and American Stock Transfer & Trust Company, as rights agent, which includes, as Exhibit A, the Form of Rights Certificate, the Form of Assignment and the Form of Election to Purchase (3)

4.6	I-Flow Corporation Amended and Restated 2001 Equity Incentive Plan (5)

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on the signature page hereto)

(1)	Incorporated by reference to exhibit with this title filed with the Company’s Current Report on Form 8-K, filed May 29, 2002.

(2)	Incorporated by reference to exhibit with this title filed with the Company’s Current Report on Form 8-K, filed August 3, 2001.

(3)	Incorporated by reference to exhibit with this title filed with the Company’s Current Report on Form 8-K, filed March 13, 2002.

(4)	Incorporated by reference to exhibit with this title filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

(5)	Incorporated by reference to exhibit with this title filed with the Company’s Current Report on Form 8-K, filed June 1, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of California, on this 10th day of June, 2005.

I-FLOW CORPORATION
By:	/s/ Donald M. Earhart
Donald M. Earhart
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Donald M. Earhart, James J. Dal Porto and James R. Talevich, and each of them, his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Donald M. Earhart Donald M. Earhart	Chairman, President and Chief Executive Officer (Principal Executive Officer)	June 10, 2005
/s/ James J. Dal Porto James J. Dal Porto	Executive Vice President, Chief Operating Officer, Director and Secretary	June 10, 2005
/s/ James R. Talevich James R. Talevich	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 10, 2005
/s/ John H. Abeles John H. Abeles	Director	June 10, 2005
/s/ Jack H. Halperin Jack H. Halperin	Director	June 10, 2005
/s/ Joel S. Kanter Joel S. Kanter	Director	June 10, 2005
/s/ Erik H. Loudon Erik H. Loudon	Director	June 10, 2005
/s/ Henry Tsutomu Tai Henry Tsutomu Tai	Director	June 7, 2005

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of I-Flow Corporation (1)

4.2	Bylaws of I-Flow Corporation (2)

4.3	Certificate of Designation Regarding Series A Junior Participating Cumulative Preferred Stock (3)

4.4	Specimen Common Stock Certificate (4)

4.5	Rights Agreement, dated as of March 8, 2002, by and between I-Flow Corporation and American Stock Transfer & Trust Company, as rights agent, which includes, as Exhibit A, the Form of Rights Certificate, the Form of Assignment and the Form of Election to Purchase (3)

4.6	I-Flow Corporation Amended and Restated 2001 Equity Incentive Plan (5)

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on the signature page hereto)

(1)	Incorporated by reference to exhibit with this title filed with the Company’s Current Report on Form 8-K, filed May 29, 2002.

(2)	Incorporated by reference to exhibit with this title filed with the Company’s Current Report on Form 8-K, filed August 3, 2001.

(3)	Incorporated by reference to exhibit with this title filed with the Company’s Current Report on Form 8-K, filed March 13, 2002.

(4)	Incorporated by reference to exhibit with this title filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

(5)	Incorporated by reference to exhibit with this title filed with the Company’s Current Report on Form 8-K, filed June 1, 2005.